UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMEDICA CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware	84-1375299
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

615 Arapeen Drive

Suite 302

Salt Lake City, Utah 84108

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-143160

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s common stock, $0.01 par value per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-143160) filed with the Securities and Exchange Commission (the “Registration Statement”) is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.3*	Amended and Restated Certificate of Incorporation of Amedica Corporation to be effective upon completion of the offering made under the Registration Statement.

3.5*	Amended and Restated Bylaws of Amedica Corporation to be effective upon completion of the offering made under the Registration Statement.

4.1*	Form of Common Stock Certificate.

*Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMEDICA CORPORATION

By:	/s/ Ashok C. Khandkar, Ph.D.
Ashok C. Khandkar, Ph.D.
Chief Executive Officer

Date:	July 27, 2007

Exhibit Index

Exhibit Number	Description

3.3*	Amended and Restated Certificate of Incorporation of Amedica Corporation to be effective upon completion of the offering made under the Registration Statement.

3.5*	Amended and Restated Bylaws of Amedica Corporation to be effective upon completion of the offering made under the Registration Statement.

4.1*	Form of Common Stock Certificate.

*Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 (File No. 333-143160).